SIGNATURES Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. ELICIO THERAPEUTICS, INC. By: /s/ ROBERT CONNELLY Date: March 12, 2026 Robert Connelly President and Chief Executive Officer (Principal Executive Officer) By: /s/ PREETAM SHAH, PH.D., M.B.A. Date: March 12, 2026 Preetam Shah, Ph.D., M.B.A. Chief Strategy and Financial Officer (Principal Financial Officer and Principal Accounting Officer) Power of Attorney KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Connelly and Preetam Shah, Ph.D., M.B.A., and each of them, with full power of substitution and resubstitution and full power to act without the other, as his respective true and lawful attorney-in-fact and agent for him in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date /s/ Robert Connelly Chief Executive Officer, President and Director March 12, 2026 Robert Connelly (Principal Executive Officer) /s/ Preetam Shah, Ph.D., M.B.A. Chief Strategy and Financial Officer March 12, 2026 Preetam Shah, Ph.D., M.B.A. (Principal Financial Officer and Principal Accounting Officer) /s/ Julian Adams, Ph.D. Director March 12, 2026 Julian Adams, Ph.D. /s/ Carol Ashe Director March 12, 2026 Carol Ashe

/s/ Allen Nissenson, M.D. Allen Nissenson, M.D.	Director	March 12, 2026
/s/ Yekaterina (Katie) Chudnovsky Yekaterina (Katie) Chudnovsky	Director	March 12, 2026
/s/ Robert R. Ruffolo, Jr., Ph.D. Robert R. Ruffolo, Jr., Ph.D.	Director	March 12, 2026
/s/ Karen Wilson Karen Wilson	Director	March 12, 2026
/s/ Jay Venkatesan, M.D. Jay Venkatesan, M.D.	Director	March 12, 2026